UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRACON Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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124 Washington Street

Foxborough, MA 02035

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE RECONVENED ON NOVEMBER 12, 2024

To Our Stockholders:

Notice is hereby given that the special meeting of stockholders of TRACON Pharmaceuticals, Inc., a Delaware corporation (“TRACON,” “we,” “us” or “our”), originally convened and adjourned on October 11, 2024, will be reconvened virtually on November 12, 2024, at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C. at 124 Washington St, Foxborough, MA 02035, for the following purposes, as more fully described in the proxy statement (the “Proxy Statement”):

1.
To consider and vote upon a proposal to approve the liquidation and dissolution of TRACON in accordance with Section 275 of the Delaware General Corporation Law (the “Dissolution”) and pursuant to the Plan of Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Board of Directors of TRACON (the “Board of Directors”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

2.
To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Stockholders will need the control number on your proxy card to attend, vote and otherwise participate at the reconvened special meeting. If you are a beneficial owner who does not have a control number, you should contact your broker, bank or other nominee regarding instructions to attend the reconvened special meeting.

We previously provided the Proxy Statement of TRACON Pharmaceuticals, Inc. dated August 30, 2024 to our stockholders of record as of August 19, 2024, which provided detailed information about the originally convened special meeting and the proposal to approve the liquidation and dissolution of the Company and the Plan of Dissolution that all stockholders are being asked to consider. A copy of the Plan of Dissolution is attached as Annex A to such Proxy Statement, which can be accessed at the following web address: https://www.sec.gov/Archives/edgar/data/1394319/000095017024102417/def14a_dissolution_meeti.htm. Such Proxy Statement and the attachments thereto are incorporated herein by reference, other than any information therein relating to (i) the quorum requirements for, (ii) the record date and date and time of, and (iii) the granting and revocation of proxies with respect to, the reconvened special meeting, which are addressed by this notice. We urge you to read such Proxy Statement and attachments carefully. If you need assistance accessing the Proxy Statement, including its annexes, please contact tracon@vlpc.com.

The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of our capital stock entitled to vote at the reconvened special meeting constitutes a quorum for the transaction of business thereat and the approval of the Dissolution Proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock entitled to vote thereon. At the originally convened session of the special meeting, although the proxies we received and voting “for” the Dissolution Proposal exceeded the proxies we received and voting “against” or “abstaining” with respect to such proposal, we did not receive valid proxies (i) from the requisite number of stockholders to establish a quorum at the special meeting and (ii) authorizing the proxyholders to, in the aggregate, vote a majority of the voting power of the outstanding shares of our capital stock entitled to vote thereon in favor of the Dissolution Proposal. Therefore, as contemplated by the Proxy Statement, we adjourned the special meeting and our Board of Directors authorized and issued the Super-Voting Share (as defined in the Proxy Statement), which is designated as Series A Preferred Stock, to Craig R. Jalbert. The Super-Voting Share entitles the holder thereof (including for purposes of determining if a quorum is present at the reconvened special meeting), as such, to (i) vote together with the holders of shares of common stock as a single class on the Dissolution Proposal and any other matter submitted to a vote of the holders of common stock (other than the election of directors) (each, a “Voting Proposal”) and (ii) cast a number of votes, in person or by proxy, on such Voting Proposal equal to the number of shares of common stock outstanding on the record date for determining stockholders entitled to vote on such Voting Proposal, provided that the aggregate number of shares of common stock present in person or by proxy at the reconvened special meeting and entitled to vote thereon that voted “for” such Voting Proposal is greater than the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal. The Board of Directors thereafter set a new record date for the reconvened special meeting. Only stockholders of record as of the close of business on October 14, 2024, are entitled to notice of and to vote at the reconvened special meeting (the “new record date”).

As of the close of business on the new record date there were 3,407,606 shares of common stock outstanding and one share of Series A Preferred Stock outstanding (which generally entitles the holder thereof to cast 3,407,606 votes), meaning that the holders of outstanding stock entitling such holders to cast, in the aggregate, 3,407,607 votes at the reconvened special meeting must be present, in person or by proxy, at such meeting to establish a quorum.

TRACON’s Board of Directors continues unanimously to recommend, on behalf of TRACON, that you vote: “FOR” the approval of the Dissolution Proposal.

Your vote is important regardless of the number of shares of TRACON capital stock that you own. Although the issuance of the Super-Voting Share will likely result in a majority of the outstanding voting power of TRACON’s capital stock being cast on the Dissolution Proposal, because such stock must be voted to reflect the vote of the common stock (as described above), in order for the Dissolution Proposal to be approved, the holders of a majority of the outstanding shares of common stock present, in person or by proxy, at the reconvened special meeting must vote “FOR” such proposal. Accordingly, you are requested to vote your shares of TRACON capital stock by proxy promptly by either (a) using the toll-free number as described in the proxy card enclosed with the Proxy Statement, (b) using the Internet as described in the proxy card enclosed with the Proxy Statement, or (c) by completing, signing, and promptly mailing the proxy card in the postage-paid envelope provided, whether or not you plan to attend the reconvened special meeting. Voting in any of these ways will not prevent you from voting your shares at the reconvened special meeting if you subsequently choose to attend.

If you previously submitted a proxy for the special meeting of stockholders as originally convened on October 11, 2024, which proxy has not subsequently been revoked, and are a holder of record on the new record date, we intend to vote those proxies, covering all shares of our capital stock that you are entitled to vote as of the new record date, at the reconvened special meeting as specifically instructed through your proxy or, if no direction was given, “FOR” the Dissolution Proposal. If you are a stockholder of record as of the new record date, you may change your vote or revoke your proxy at any time before it is voted at the reconvened special meeting by (i) signing another proxy card with a later date and returning it to us prior to the reconvened special meeting; (ii) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (iii) delivering a written notice of revocation to TRACON Pharmaceuticals, Inc., Attn: Corporate Secretary, 124 Washington Street, Foxborough, MA 02035, by 11:59 p.m. Pacific Time on November 11, 2024; or (iv) attending the reconvened special meeting and voting thereat.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. We intend to ask your bank, broker or other nominee to vote your shares in accordance with any previously-delivered voting instruction form, but we cannot guarantee that your bank, broker or other nominee will vote your shares with respect to the Dissolution Proposal if you do not submit a new voting instruction form for the reconvened special meeting. You should contact your bank, broker or other nominee to determine whether your bank, broker or other nominee will vote your shares at the reconvened special meeting as previously directed with respect to the originally convened special meeting, for directions as to how to change or revoke any prior voting instructions, and for any requirement to obtain a “legal proxy”, which is necessary for a beneficial owner to vote at the reconvened special meeting. As an alternative to contacting your bank, broker or other nominee to coordinate, or ask questions regarding, the voting of your shares, you may contact tracon@vlpc.com.

Thank you for your continued support.

Sincerely,

/s/ Craig Jalbert

Craig Jalbert

President and Chief Executive Officer

Dated: October 15, 2024